Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Form S-3 (File Nos. 333-33980, 333-73397, 333-69969, 333-02507, 333-29829, 333-35897, 333-110335, 333-122880, 333-124429, 333-132199, and 333-135040) and Form S-8 (File Nos. 33-73332, 333-09801, 333-56966, 333-122878 and 333-132408) of Nutrition 21, Inc. of our report dated October 31, 2006, with respect to the financial statements of Iceland Health, Inc., included in this Current Report on Form 8-K/A.

/s/ J.H. COHN LLP

Roseland, New Jersey
November 7, 2006

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